               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 116 to File No. 2-10765; Amendment No. 116 to File No. 811-249) of Delaware Group Equity Funds I of our reports dated December 5, 2003, included in the 2003 Annual Reports to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
December 24, 2003